                                                                   EXHIBIT 23.5




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-84256, 33-84258, 33-89282, 33-88196,
333-27525, 333-30478, 333-07255, 333-30324, 333-52666, 333-52668, and 333-46129)
of Chesapeake Energy Corporation of our report dated February 26, 2001 relating to the consolidated financial statements of Gothic Energy Corporation, which appears in this Form 10-K/A.


PricewaterhouseCoopers LLP

Tulsa, Oklahoma
April 4, 2001